Exhibit 4.11

EXECUTION VERSION

LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT

dated as of

July 2, 2009,

among

BANK OF AMERICA, N.A.,

as ABL Agent,

U.S. BANK NATIONAL ASSOCIATION,

as Noteholder Collateral Trustee,

SOLO CUP COMPANY

SOLO CUP OPERATING CORPORATION

and

the Subsidiaries of Solo Cup Company named herein

1

LIEN SUBORDINATION AND INTERCREDITOR AGREEMENT, dated as of July 2, 2009 (as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof, this “Agreement”), among BANK OF AMERICA, N.A., as agent for the ABL Secured Parties referred to herein (in such capacity, and together with its successors in such capacity, the “Original ABL Agent”), U.S. BANK NATIONAL ASSOCIATION, as collateral trustee for the Priority Lien Secured Parties and the Subordinated Lien Secured Parties referred to herein (in such capacity, and together with its successors in such capacity, the “Original Noteholder Collateral Trustee”), SOLO CUP COMPANY (“Solo”), SOLO CUP OPERATING CORPORATION (“SCOC” and, together with Solo, the “Issuers”) and the subsidiaries of Solo named herein.

Reference is made to (a) the ABL Credit Agreement, and (b) the Indenture governing the Indenture Notes.

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the ABL Agent (for itself and on behalf of the ABL Secured Parties), the Noteholder Collateral Trustee (for itself and on behalf of the Indenture Priority Lien Secured Parties, the Additional Priority Lien Secured Parties, if any, and the Subordinated Lien Secured Parties, if any), the Issuers and the subsidiaries of the Issuers party hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01. Construction; Certain Defined Terms. (a) The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument, other document, statute or regulation herein shall be construed as referring to such agreement, instrument, other document, statute or regulation as from time to time amended, supplemented or otherwise modified, (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (iii) the words “herein,” “hereof and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (iv) all references herein to Articles, Sections and Annexes shall be construed to refer to Articles, Sections and Annexes of this Agreement, (v) unless otherwise expressly qualified herein, the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights and (vi) the term “or” is not exclusive.

(b) All terms used in this Agreement that are defined in Article 1, 8 or 9 of the New York UCC (whether capitalized herein or not) and not otherwise defined herein have the meanings assigned to them in Article 1, 8 or 9 of the New York UCC. If a term is defined in Article 9 of the New York UCC and another Article of the UCC, such term shall have the meaning assigned to it in Article 9 of the New York UCC.

(c) Unless otherwise set forth herein, all references herein to the Noteholder Collateral Trustee shall be deemed to refer to the Noteholder Collateral Trustee in its capacity as collateral trustee under the Noteholder Collateral Trust Agreement.

(d) As used in this Agreement, the following terms have the meanings specified below:

“ABL Agent” means the Original ABL Agent, and, from and after the date of execution and delivery of an ABL Substitute Facility, the agent, collateral agent, trustee or other representative of the lenders or holders of the indebtedness and other Obligations evidenced thereunder or governed thereby, in each case, together with its successors in such capacity.

“ABL Credit Agreement” means the Loan Agreement, dated as of July 2, 2009, among each Borrower named therein, the Administrative Agent, the ABL Agent, the lenders party thereto from time to time and the other agents named therein, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any ABL Substitute Facility.

“ABL Debt” means the principal amount of indebtedness for borrowed money and letters of credit incurred under the ABL Debt Documents in an aggregate principal amount (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Solo and its Restricted Subsidiaries thereunder) not to exceed, as of any date of incurrence, the ABL Debt Cap as of such date of incurrence; provided that Banking Product Obligations and Hedging Obligations will not be treated as ABL Debt.

“ABL Debt Cap” means as of any date of incurrence of any ABL Debt, an aggregate principal amount not to exceed the greatest of (i) $275,000,000, (ii) the amount of the Borrowing Base as of such date of incurrence, and (iii) the maximum aggregate principal amount of ABL Debt permitted to be incurred under all Secured Documents as of such date; provided that the ABL Debt Cap may be reduced at any time by an amendment to this Agreement executed by the ABL Agent and the Issuers without the consent of the Noteholder Collateral Trustee.

“ABL Debt Documents” means the ABL Credit Agreement, the ABL Security Documents, the other “Loan Documents” (as defined in the ABL Credit Agreement) and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing, or executed or delivered in connection with, any ABL Substitute Facility.

“ABL Debt Obligations” means ABL Debt incurred or arising under the ABL Debt Documents and all other “Obligations” as defined in the ABL Credit Agreement (excluding any such Obligations that would constitute ABL Debt), including:

(a) Banking Product Obligations of either of the Issuers or any other Grantor relating to services, provided to either of the Issuers or any other Grantor, that are secured, or intended to be secured, by the ABL Security Documents if the provider of such Banking Product Obligations has agreed to be bound by the terms of this Agreement or its interest in the ABL First Lien Collateral is subject to the terms of this Agreement; and

(b) Hedging Obligations that are secured, or intended to be secured, under the ABL Security Documents if the provider of such Hedging Obligations has agreed to be bound by the terms of this Agreement or its interest in the ABL First Lien Collateral is subject to the terms of this Agreement.

“ABL Facility Collateral” means all assets and properties subject to Liens created by the ABL Security Documents to secure the ABL Debt Obligations.

“ABL First Lien Collateral” means all present and future right, title and interest of the Issuers and the other Grantors in and to the following, whether now owned or hereafter acquired, existing or arising, and wherever located:

(a) accounts and payment intangibles, including tax refunds, but excluding payment intangibles that constitute identifiable proceeds of Noteholder First Lien Collateral;

(b) inventory and indebtedness owed to Solo or any of its Subsidiaries that arises from cash advances to enable the obligor thereof to acquire inventory;

(c) deposit accounts, commodity accounts, securities accounts and lock-boxes, including all money and certificated securities, uncertificated securities (other than as each may relate to Capital Stock of the Issuers or the other Grantors), securities entitlements and investment property credited thereto or deposited therein (including all cash, marketable securities and other funds held in or on deposit in any deposit account, commodity account or securities account), instruments, including intercompany notes, chattel paper and all cash and cash equivalents, including cash and cash equivalents securing reimbursement obligations in respect of letters of credit or other ABL Debt Obligations;

(d) general intangibles pertaining to the other items of property included within clauses (a), (b), (c), (e) and (f) of this definition;

(e) books and records, supporting obligations, documents and related letters of credit, commercial tort claims or other claims and causes of action, in each case, to the extent related primarily to any of the foregoing; and

(f) all substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of all or any of the foregoing;

except to the extent that any item of property included in clauses (a) through (f) constitutes an Excluded Asset; provided that in no case shall ABL First Lien Collateral include any identifiable cash proceeds from a sale, lease, conveyance or other disposition of any Noteholder First Lien Collateral that has been deposited in the Collateral Proceeds Account in accordance with the terms of the Indenture, until such time as such cash proceeds are released therefrom in accordance with the terms of the Indenture; provided, further, that in the case of any Grantor that is organized under the laws of any part of the United Kingdom, the description of items of property referred to in clauses (a) through (f) above shall be subject to adjustment to reflect the classification of assets used under the laws of the applicable part of the United Kingdom and to reflect the categories of assets that are subject to the Security Documents governing such Grantors.

“ABL Liens” means Liens on the ABL Facility Collateral created under the ABL Security Documents to secure the ABL Debt Obligations (including Liens on such Collateral under the security documents associated with any ABL Substitute Facility).

“ABL Secured Parties” means, at any time, the ABL Agent, the Administrative Agent, each lender or issuing bank under the ABL Credit Agreement, each holder, provider or obligee of any Hedging Obligations and Banking Product Obligations that is a lender under the ABL Credit Agreement or an Affiliate (as defined herein or in the ABL Credit Agreement) thereof and is a secured party (or a party entitled to the benefits of the security) under any ABL Debt Document, the beneficiaries of each indemnification obligation undertaken by any Grantor under any ABL Debt Document, each other Person that provides letters of credit, guarantees or other credit support related thereto under any ABL Debt Document and each other holder of, or obligee in respect of, any ABL Debt Obligations (including pursuant to an ABL Substitute Facility), in each case to the extent designated as a secured party (or a party entitled to the benefits of the security) under any ABL Debt Document outstanding at such time.

“ABL Security Documents” means the ABL Credit Agreement (insofar as the same grants a Lien on the Collateral), each agreement listed in part A of Exhibit C hereto, and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, guarantees, notes or any other documents or instruments now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor or any of its subsidiaries to secure any ABL Debt Obligations (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any ABL Substitute Facility).

“ABL Substitute Facility” means any facility with respect to which the requirements contained in Section 2.10(a) of this Agreement have been satisfied and that Replaces the ABL Credit Agreement then in existence. For the avoidance of doubt, no ABL Substitute Facility shall be required to be a revolving or asset-based loan facility and may be a facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument; provided that any ABL Lien securing such ABL Substitute Facility shall be subject to the terms of this Agreement for all purposes (including the lien priorities as set forth herein as of the date hereof).

“Additional Priority Lien Debt Documents” means the Additional Priority Lien Debt Facility and the Additional Priority Lien Security Documents.

“Additional Priority Lien Security Documents” means the Additional Priority Lien Debt Facility (insofar as the same grants a Lien on the Collateral) and all collateral trust agreements, security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, guarantees, notes and any other documents or instruments now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor or any of its subsidiaries to secure any Obligations of the Grantors owed thereunder to any Additional Priority Lien Secured Parties.

“Additional Priority Lien Debt Facility” means one or more debt facilities, commercial paper facilities or indentures for which the requirements of Section 2.10(b) of this Agreement have been satisfied, in each case with banks, other lenders or trustees, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables), letters of credit, notes or other borrowings, in each case, as amended, restated, modified, renewed, refunded, restated, restructured, increased, supplemented, replaced or refinanced in whole or in part from time to time in accordance with each applicable Secured Document; provided that neither the ABL Credit Agreement nor any ABL Substitute Facility shall constitute an Additional Priority Lien Debt Facility at any time.

“Additional Priority Lien Debt Obligations” means, with respect to any Grantor, any obligations of such Grantor owed to any Additional Priority Lien Secured Party (or any of its Affiliates) in respect of the Additional Priority Lien Debt Documents.

“Additional Priority Lien Secured Parties” means, at any time, the Noteholder Collateral Trustee, the trustee, agent or other representative of the holders of any Series of Priority Lien Debt who maintains the transfer register for such Series of Priority Lien Debt, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Additional Priority Lien Debt Document and each other holder of, or obligee in respect of, any holder or lender pursuant to any Series of Priority Lien Debt outstanding at such time; provided that the Indenture Priority Lien Secured Parties shall not be deemed Additional Priority Lien Secured Parties.

“Additional Secured Debt” has the meaning assigned to that term in Section 2.10(b).

“Administrative Agent” means Bank of America, N.A., in its capacity as Administrative Agent under the ABL Credit Agreement, and its successors in such capacity, and any agent, trustee or other representative representing holders or lenders under any ABL Substitute Facility.

“Affiliate” of any specified Person means (a) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person or (b) any executive officer or director of such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Appointing Collateral Agent” has the meaning assigned to that term in Section 2.14(a).

“Approved Administrator” means a qualified insolvency practitioner employed by one of PricewaterhouseCoopers, Ernst & Young, KPMG or Deloitte (or any amalgamation of the same or their successors) or such other independent public accountants of international standing as is agreed between the Representatives.

“Banking Product Obligations” means, with respect to any Grantor, any obligations of such Grantor owed to any Person in respect of treasury management services (including, without limitation, services in connection with operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depositary, information reporting, lock-box and stop payment services), commercial credit card and merchant card services, stored valued card services, other cash management services, or lock-box leases and other banking products or services related to any of the foregoing.

“Bankruptcy Code” means Title 11 of the United States Code.

“Board of Directors” means (a) with respect to a corporation, the board of directors of the corporation; (b) with respect to a partnership, the board of directors of the general partner of the partnership; and (c) with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrower” means, collectively, each of Solo, SCOC and the domestic subsidiaries of Solo that are borrowers under the ABL Credit Agreement.

“Borrowing Base” means, as of any date, an amount equal to:

(a) 85% of the face amount of all accounts receivable owned by Solo and its Restricted Subsidiaries as of the end of the most recent month preceding such date for which internal financial statements are available that were not more than 180 days past due; plus

(b) 65% of the book value of all inventory owned by Solo and its Restricted Subsidiaries as of the end of the most recent fiscal month preceding such date for which internal financial statements are available.

“Capital Stock” means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited), and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Class” means (a) in the case of Subordinated Lien Debt, every Series of Subordinated Lien Debt, taken together, and (b) in the case of Priority Lien Debt, every Series of Priority Lien Debt, taken together.

“Collateral” means all of the assets and property of any Grantor, whether real, personal or mixed, constituting the ABL Facility Collateral and the Noteholder Collateral.

“Collateral Proceeds Account” means one or more deposit accounts or securities accounts established or maintained by any Issuer or the Noteholder Collateral Trustee or its agent for the sole purpose of holding the proceeds of any sale or other disposition of any Noteholder First Lien Collateral that are required to be held in trust in such account or accounts pursuant to the terms of the Indenture as in effect on the date hereof (or as modified from time to time to the extent such modifications, taken as a whole, are not materially adverse to the ABL Secured Parties) or pursuant to the documentation governing any other Priority Lien Document that contains comparable provisions that are not materially adverse to the ABL Secured Parties.

“Discharge of Senior Secured Debt Obligations” means, with respect to any particular Senior Secured Obligations, the occurrence of all of the following:

(a) termination or expiration of all commitments to extend credit that would constitute such Senior Secured Obligations;

(b) payment in full in cash of the principal of and interest and premium (if any) on all such Senior Secured Obligations (other than any undrawn letters of credit);

(c) discharge or cash collateralization (at the lower of (i) 105% of the aggregate undrawn amount, and (ii) the percentage of the aggregate undrawn amount required for release of liens under the terms of the applicable Senior Documents) of all outstanding letters of credit constituting such Senior Secured Obligations; and

(d) payment in full in cash of all other such Senior Secured Obligations that are outstanding and unpaid at the time the principal of and interest and premium on all such Senior Secured Obligations are paid in full in cash (other than any obligations for taxes, costs, indemnifications, reimbursements, damages and other liabilities in respect of which no claim or demand for payment has been made at such time); provided that the Discharge of Senior Secured Debt Obligations shall not be deemed to have occurred in connection with a Replacement as contemplated by Section 2.10(a).

“Equally and Ratably” means, in reference to sharing of Liens or proceeds thereof as between holders of any Priority Lien Obligations or Subordinated Lien Obligations within the same Class, that such Liens or proceeds:

(a) will be allocated and distributed first to the Noteholder Collateral Trustee or Secured Debt Representative, as the case may be, for each outstanding Series of Secured Debt within that Class, for the account of the holders of such Series of Secured Debt, ratably in proportion to the principal of, and interest and premium (if any) and Special Interest (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit) on, each outstanding Series of Secured Debt within that Class when the allocation or distribution is made, and thereafter; and

(b) will be allocated and distributed (if any remain after payment in full of all of the principal of, and interest and premium (if any) and reimbursement obligations (contingent or otherwise) with respect to letters of credit, if any, outstanding (whether or not drawings have been made on such letters of credit), on all outstanding Priority Lien Obligations or Subordinated Lien Obligations within that Class) to the Noteholder Collateral Trustee or Secured Debt Representative, as the case may be, for each outstanding Series of Secured Debt within that Class, for the account of the holders of any remaining Priority Lien Obligations or Subordinated Lien Obligations, as the case may be, within that Class, ratably in proportion to the aggregate unpaid amount of such remaining Priority Lien Obligations or Subordinated Lien Obligations within that Class due and demanded (with written notice to the Noteholder Collateral Trustee or the Secured Debt Representative, as the case may be) prior to the date such distribution is made.

“Event of Default” means an “Event of Default” under and as defined in the ABL Credit Agreement, the Indenture, any Additional Priority Lien Debt Documents or any Subordinated Lien Documents, as the context may require.

“Excluded Assets” means each of the following:

(a) all interests in real property other than fee interests and other interests appurtenant thereto;

(b) fee interests in real property if the greater of the cost or the book value of such fee interest is less than $1,000,000;

(c) any property or asset to the extent that the grant of a Lien under the Security Documents in such property or asset is prohibited by applicable law or requires any consent of any governmental authority not obtained pursuant to applicable law; provided that such property or asset will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset and will become subject to the Lien granted under the Security Documents, immediately and automatically, at such time as such consequences will no longer result;

(d) any lease, license, contract, property right or agreement to which either of the Issuers or any Grantor is a party or any of its rights or interests thereunder only to the extent and only for so long as the grant of a Lien under the Security Documents will constitute or result in a breach, termination or default under or requires any consent not obtained under any such lease, license, contract, agreement or property right (other than to the extent that any such term would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided that such lease, license, contract, property right or agreement will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset and will become subject to the Lien granted under the Security Documents, immediately and automatically, at such time as such consequences will no longer result;

(e) any motor vehicles, vessels and aircraft, or other property subject to a certificate of title statute of any jurisdiction;

(f) cash or cash equivalents (or deposits or securities accounts that solely contain such cash or cash equivalents) (i) securing reimbursement obligations under letters of credit or surety bonds (other than, in the case of ABL Collateral, reimbursement obligations in respect of letters of credit securing or constituting ABL Debt Obligations), (ii) solely consisting of earnest money deposits made or received in connection with any disposition of property or assets or in connection with any investment or (iii) securing Hedging Obligations, in each case to the extent permitted under all Secured Documents;

(g) assets or property subject to purchase money liens or capital leases permitted to be incurred under all Secured Documents, to the extent a Lien on such assets or property is not permitted, under the terms of the documents governing such purchase money liens, purchase money indebtedness or capital leases, to be created to secure any Secured Debt Obligations;

(h) all “securities” of any of the Issuers’ “affiliates” (as the terms “securities” and “affiliates” are used in Rule 3-16 of Regulation S-X under the Securities Act of 1933, as amended);

(i) Capital Stock in any joint venture with a third party that is not an Affiliate, to the extent a pledge of such Capital Stock is prohibited by the documents governing such joint venture;

(j) the real property located at 1951 Highway 304, Belen, New Mexico, the real property located at 177 Florence Street, Leominster, Massachusetts, and the real property located at 1900 S. Clark Road, Havre de Grace, Maryland, in each case, including all fixtures and improvements located thereon; and

(k) the real property located at 3333 East 87th Street, Chicago, Illinois (formerly known as the USX South Works site), including all fixtures and improvements located thereon.

“Grantor” means the Issuers and each subsidiary of the Issuers that shall have granted any Lien in favor of the ABL Agent and the Noteholder Collateral Trustee on any of its assets or properties to secure any of the Secured Debt Obligations.

“Hedging Obligations” means, with respect to any Grantor, any obligations of such Grantor under:

(a) interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping interest rate risk;

(b) commodity swap agreements, commodity option agreements, forward contracts and other agreements or arrangements designed for the purpose of fixing, hedging or swapping commodity price risk; and

(c) foreign exchange contracts, currency swap agreements and other agreements or arrangements designed for the purpose of fixing, hedging or swapping foreign currency exchange rate risk.

“Holders of Priority Lien Debt” means (a) the Holders under and as defined in the Indenture, (b) the holders or lenders pursuant to any Series of Priority Lien Debt and (c) the holders or lenders of any indebtedness under any Noteholder Substitute Facility.

“Indenture” means the Indenture, dated as of July 2, 2009, among the Issuers, the Grantors party thereto from time to time, the Noteholder Collateral Trustee and the Trustee, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time (including any supplements executed in connection with the issuance of any Series of Priority Lien Debt under the Indenture), and any credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument evidencing or governing the terms of any Noteholder Substitute Facility.

“Indenture Noteholder Security Documents” means the Indenture (insofar as the same grants a Lien on the Collateral), the Noteholder Collateral Trust Agreement, each agreement listed in Part B of Exhibit C hereto and any other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, control agreements, guarantees, notes or any other documents or instruments now existing or entered into after the date hereof that create Liens on any assets or properties of any Grantor or any of its subsidiaries to secure any Priority Lien Obligations (including any such agreements, assignments, mortgages, deeds of trust and other documents or instruments associated with any Noteholder Substitute Facility).

“Indenture Notes” means the 10.5% Senior Secured Notes due 2013 issued under the Indenture, and any other senior secured notes issued thereunder.

“Indenture Priority Lien Documents” means the Indenture, the Indenture Noteholder Security Documents and all other loan documents, notes, guarantees, instruments and agreements governing or evidencing any Noteholder Substitute Facility.

“Indenture Priority Lien Obligations” means, with respect to any Grantor, any obligations of such Grantor owed to any Indenture Priority Lien Secured Party (or any of its Affiliates) in respect of the Indenture Priority Lien Documents.

“Indenture Priority Lien Secured Parties” means, at any time, the Trustee, the Noteholder Collateral Trustee, the trustees, agents and other representatives of the holders of the Indenture Notes (including any holders of notes pursuant to supplements executed in connection with the issuance of Series of Priority Lien Debt under the Indenture) who maintains the transfer register for such Indenture Notes or such Series of Priority Lien Debt, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Indenture Priority Lien Document and each other holder of, or obligee in respect of, any holder or lender pursuant to any Indenture Priority Lien Document outstanding at such time; provided that the Additional Priority Lien Secured Parties shall not be deemed Indenture Priority Lien Secured Parties.

“Insolvency or Liquidation Proceeding” means:

(a) any case commenced by or against Solo, SCOC or any other Grantor under the Bankruptcy Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of Solo, SCOC or any other Grantor, any receivership or assignment for the benefit of creditors relating to Solo, SCOC or any other Grantor or any similar case or proceeding relative to Solo, SCOC or any other Grantor or its creditors, as such, in each case whether or not voluntary;

(b) any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to Solo, SCOC or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency, in each case to the extent not permitted under the Senior Documents;

(c) any proceeding seeking the appointment of any trustee, receiver, liquidator, custodian or other insolvency official with similar powers with respect to Solo, SCOC or any other Grantor or any of its assets; or

(d) any other proceeding of any type or nature in which substantially all claims of creditors of Solo, SCOC or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.

“Intercreditor Agreement Joinder” means an agreement substantially in the form of Exhibit A.

“Issuers” has the meaning assigned to such term in the preamble hereto.

“Junior Documents” means (a) in respect of the Noteholder First Lien Collateral, the ABL Debt Documents and (b) in respect of the ABL First Lien Collateral, the Priority Lien Documents and the Subordinated Lien Documents.

“Junior Liens” means (a) in respect of the ABL First Lien Collateral, the Priority Liens and the Subordinated Liens on such Collateral, and (b) in respect of the Noteholder First Lien Collateral, the ABL Liens. The Subordinated Liens shall be subordinate and junior in all respect to all Liens granted under the Priority Lien Documents in respect of the Noteholder First Lien Collateral to secure the Priority Lien Obligations on the terms set forth in the Noteholder Collateral Trust Agreement. For the avoidance of doubt, the Subordinated Liens shall also be subordinate and junior in all respect to the ABL Liens.

“Junior Representative” means (a) with respect to the Noteholder First Lien Collateral, the ABL Agent and (b) with respect to the ABL First Lien Collateral, the Noteholder Collateral Trustee.

“Junior Secured Obligations” means (a) with respect to the Priority Lien Obligations (to the extent such Obligations are secured, or intended to be secured, by the Noteholder First Lien Collateral), the ABL Debt Obligations and (b) with respect to ABL Debt Obligations (to the extent such Obligations are secured, or intended to be secured, by the ABL First Lien Collateral), the Priority Lien Obligations and the Subordinated Lien Obligations.

“Junior Secured Obligations Collateral” means the Collateral in respect of which the Junior Representative (on behalf of itself and the Junior Secured Obligations Secured Parties) holds a Junior Lien.

“Junior Secured Obligations Secured Parties” means (a) with respect to the Noteholder First Lien Collateral, the ABL Secured Parties and (b) with respect to the ABL First Lien Collateral, the Priority Lien Secured Parties and the Subordinated Lien Secured Parties.

“Junior Secured Obligations Security Documents” means (a) with respect to the ABL First Lien Collateral, the Priority Lien Security Documents and the Subordinated Lien Documents, and (b) with respect to the Noteholder First Lien Collateral, the ABL Security Documents.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any agreement to give a security interest therein and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes of any jurisdiction).

“Lien Sharing and Priority Confirmation Joinder” means an agreement substantially in the form of Exhibit B.

“New York UCC” means the Uniform Commercial Code as from time to time in effect in the State of New York.

“Noteholder Collateral” means all assets and properties subject to Liens created by the Indenture Noteholder Security Documents to secure the Indenture Priority Lien Obligations.

“Noteholder Collateral Trust Agreement” means the Collateral Trust Agreement, dated as of July 2, 2009, among the Issuers, the subsidiaries of the Issuers from time to time party thereto, the Trustee, the other Secured Debt Representatives from time to time party thereto and the Noteholder Collateral Trustee, as amended, restated, adjusted, waived, renewed, extended, supplemented or otherwise modified from time to time, in accordance with each applicable Secured Document.

“Noteholder Collateral Trustee” means the Original Noteholder Collateral Trustee, and, from and after the date of execution and delivery of an Noteholder Substitute Facility, the agent, collateral agent, trustee or other representative of the lenders or other holders of the indebtedness and other obligations evidence thereunder or governed thereby, in each case, together with its successors in such capacity.

“Noteholder First Lien Collateral” means all present and future right, title and interest of the Issuers and the other Grantors, whether now owned or hereafter acquired, existing or arising, and wherever located, in all of the assets and property of any Grantor, whether real, personal or mixed (other than in the Excluded Assets and the ABL First Lien Collateral), including, without limitation, all: (a) equipment; (b) Real Estate Assets; (c) intellectual property; (d) all general intangibles that do not constitute ABL First Lien Collateral; (e) documents of title related to equipment; (f) records, supporting obligations and related letters of credit, commercial tort claims or other claims and causes of action, in each case, to the extent related primarily to the foregoing; and (g) substitutions, replacements, accessions, products and proceeds (including, without limitation, insurance proceeds, licenses, royalties, income, payments, claims, damages and proceeds of suit) of any or all of the foregoing.

“Noteholder Substitute Facility” means any facility with respect to which the requirements contained in Section 2.10(a) of this Agreement have been satisfied and that is permitted to be incurred pursuant to the ABL Debt Documents, the proceeds of which are used to, among other things, Replace the Indenture and/or any Additional Priority Lien Debt Facility then in existence. For the avoidance of doubt, no Noteholder Substitute Facility shall be required to be evidenced by notes or other instruments and may be a facility evidenced or governed by a credit agreement, loan agreement, note agreement, promissory note, indenture or any other agreement or instrument; provided that any such Noteholder Substitute Facility shall be subject to the terms of this Agreement for all purposes (including the lien priority as set forth herein as of the date hereof) as the other Liens securing the Priority Lien Obligations are subject to under this Agreement.

“Obligations” means any principal, interest, penalties, fees, expenses, indemnifications, reimbursements, damages and other liabilities (including all interest, Special Interest, fees and expenses accruing after the commencement of any Insolvency or Liquidation Proceeding, even if such interest, fees and expenses are not enforceable, allowable or allowed as a claim in such proceeding) under any Secured Documents, and, to the extent applicable, to include Banking Product Obligations and Hedging Obligations.

“Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Senior Vice President, any Vice President or any Assistant Vice President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of applicable Issuer by at least two Officers of such Issuer, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of such Issuer.

“Original ABL Agent” has the meaning assigned to that term in the preamble hereto.

“Original Noteholder Collateral Trustee” has the meaning assigned to that term in the preamble hereto.

“Original Trustee” means U.S. Bank National Association, in its capacity as trustee under the Indenture, and together with its successors in such capacity.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, joint-stock company, trust, unincorporated organization, association, corporation, government or any agency or political subdivision thereof or any other entity.

“Priority Lien” means a Lien granted by the Priority Lien Documents to the Noteholder Collateral Trustee at any time upon any property of the Issuers or any other Grantor to secure Priority Lien Obligations.

“Priority Lien Debt” means the Indenture Notes, all additional notes, loans or other indebtedness issued or incurred under any Additional Priority Lien Debt Documents and with respect to which the requirements of Section 2.10(b) have been satisfied, and all notes, loans or other indebtedness issued or incurred under any Noteholder Substitute Facility.

“Priority Lien Documents” means the Indenture Priority Lien Documents and the Additional Priority Lien Debt Documents.

“Priority Lien Obligations” means Priority Lien Debt and all other Obligations in respect thereof.

“Priority Lien Secured Parties” means the Indenture Priority Lien Secured Parties and the Additional Priority Lien Secured Parties.

“Priority Lien Security Documents” means the Indenture Noteholder Security Documents and the Additional Priority Lien Security Documents.

“Real Estate Asset” means, at any time of determination, any fee interest then owned by the Issuers or any Grantor in any real property.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the date hereof, among the Issuers, the Grantors, Goldman, Sachs & Co., Banc of America Securities LLC and Wachovia Capital Markets LLC.

“Replaces” means, (a) in respect of any agreement with reference to the ABL Credit Agreement or the ABL Debt Obligations or any ABL Substitute Facility, that such agreement refunds, refinances or replaces the ABL Credit Agreement or such ABL Substitute Facility in whole (in a transaction that is in compliance with Section 2.10(a)) and that all commitments thereunder are terminated, or, to the extent permitted by the terms of the ABL Credit Agreement or such ABL Substitute Facility, in part, and (b) in respect of any indebtedness with reference to the Priority Lien Documents or the Priority Lien Obligations or any Noteholder Substitute Facility, that such indebtedness refunds, refinances or replaces the Priority Lien Documents or such Noteholder Substitute Facility in whole (in a transaction that is in compliance with Section 2.10(a)) and that all commitments thereunder are terminated, or, to the extent permitted by the terms of the Priority Lien Documents or such Noteholder Substitute Facility, in part. “Replace,” “Replaced” and “Replacement” shall have correlative meanings.

“Representative” means (a) in the case of any Priority Lien Obligations and Subordinated Lien Obligations, the Noteholder Collateral Trustee, and (b) in the case of any ABL Debt Obligations, the ABL Agent.

“Restricted Subsidiary” of a Person means any subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“SCOC” has the meaning assigned to that term in the preamble hereto.

“Secured Debt Obligations” means, the Priority Lien Obligations (including the Obligations incurred under each Series of Priority Lien Debt), the ABL Debt Obligations and the Subordinated Lien Obligations (including the Obligations incurred under each Series of Subordinated Lien Debt).

“Secured Debt Representative” means (a) in the case of the Indenture Notes, Noteholder Collateral Trustee, and (b) in the case of any other Series of Secured Debt, the trustee, agent or representative of the holders of such Series of Secured Debt who maintains the transfer register for such Series of Secured Debt and is appointed as a representative of such Series of Secured Debt (for purposes related to the administration of the security documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Secured Debt.

“Secured Parties” means the Priority Lien Secured Parties, the ABL Secured Parties and the Subordinated Lien Secured Parties.

“Secured Documents” means the Priority Lien Documents, the ABL Debt Documents and the Subordinated Lien Documents.

“Security Documents” means the Indenture Noteholder Security Documents, the ABL Security Documents, the Additional Priority Lien Security Documents and Subordinated Lien Documents.

“Senior Documents” means (a) in respect of the Noteholder First Lien Collateral, the Priority Lien Documents, and (b) in respect of the ABL First Lien Collateral, the ABL Debt Documents.

“Senior Liens” means (a) in respect of the ABL First Lien Collateral, the ABL Liens on such Collateral, and (b) in respect of the Noteholder First Lien Collateral, the Priority Liens on such Collateral. The Subordinated Liens shall be subordinate and junior in all respect to all Liens granted on the Collateral in respect of the ABL Debt Obligations and the Priority Lien Obligations.

“Senior Representative” means (a) with respect to the Noteholder First Lien Collateral, the Noteholder Collateral Trustee, and (b) with respect to the ABL First Lien Collateral, the ABL Agent. The Noteholder Collateral Trustee, on behalf of the Subordinated Lien Secured Parties, shall at no time constitute a Senior Representative.

“Senior Secured Obligations” means (a) with respect to the ABL Debt Obligations (to the extent such obligations are secured, or are intended to be secured, by the Noteholder First Lien Collateral), the Priority Lien Obligations, and (b) with respect to Priority Lien Obligations and the Subordinated Lien Obligations (in each case, to the extent such obligations are secured, or are intended to be secured, by the ABL First Lien Collateral), the ABL Debt Obligations.

“Senior Secured Obligations Collateral” means the Collateral in respect of which the Senior Representative (on behalf of itself and the applicable Senior Secured Obligations Secured Parties) holds a Senior Lien.

“Senior Secured Obligations Secured Parties” means (a) with respect to the Noteholder First Lien Collateral, the Priority Lien Secured Parties, and (b) with respect to the ABL First Lien Collateral, the ABL Secured Parties. Neither the Noteholder Collateral Trustee, on behalf of the Subordinated Lien Secured Parties, nor the Subordinated Lien Secured Parties shall, at any time, constitute Senior Secured Obligations Secured Parties.

“Senior Secured Obligations Security Documents” means (a) with respect to the ABL First Lien Collateral, the ABL Security Documents, and (b) with respect to the Noteholder First Lien Collateral, the Indenture Noteholder Security Documents and the Additional Priority Lien Security Documents.

“Series of Priority Lien Debt” means, severally, the Indenture Notes and any additional notes, any Additional Priority Lien Debt Facility and other indebtedness that constitutes Priority Lien Debt.

“Series of Secured Debt” means each Series of Subordinated Lien Debt and each Series of Priority Lien Debt.

“Series of Subordinated Lien Debt” means, severally, each issue or series of Subordinated Lien Debt for which a single transfer register is maintained.

“Solo” has the meaning assigned to that term in the preamble hereto.

“Special Interest” means all special interest then owing pursuant to the Registration Rights Agreement.

“Subordinated Lien” means a Lien granted by a Security Document to the Noteholder Collateral Trustee, at any time, on a junior and subordinated basis, upon any Collateral of either of the Issuers or any other Grantor to secure Subordinated Lien Obligations.

“Subordinated Lien Debt” means any indebtedness (including letters of credit and reimbursement obligations with respect thereto) of any Issuer or any other Grantor that is secured on a subordinated basis to the Priority Lien Debt and any indebtedness under the ABL Credit Agreement by a Subordinated Lien that was permitted to be incurred and so secured under each applicable Secured Document and with respect to which the requirements of Section 2.10(b) have been satisfied.

“Subordinated Lien Documents” means, collectively, any indenture, credit agreement or other agreement governing each Series of Subordinated Lien Debt and the security documents and other agreements related thereto (other than any security documents that do not secure Subordinated Lien Obligations).

“Subordinated Lien Obligations” means Subordinated Lien Debt and all other Obligations in respect thereof.

“Subordinated Lien Secured Parties” means, at any time, the trustee, agent or representative of the holders of Series of Subordinated Lien Debt who maintains the transfer register for such Series of Subordinated Lien Debt, the beneficiaries of each indemnification obligation undertaken by any Grantor under any Subordinated Lien Document and each other holder of, or obligee in respect of, any holder or lender pursuant to any Series of Subordinated Lien Debt outstanding at such time.

“subsidiary” means, with respect to any specified Person (a) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other subsidiaries of that Person (or a combination thereof); and (b) any partnership (i) the sole general partner or the managing general partner of which is such Person or a subsidiary of such Person or (ii) the only general partners of which are such Person or one or more subsidiaries of such Person (or any combination thereof).

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb) as in effect on the date hereof.

“Trustee” means the Original Trustee, and, from and after the date of execution and delivery of the Noteholder Substitute Facility, the agent, collateral agent, trustee or other representative of the lenders or other holders of the indebtedness and other obligations evidenced thereunder or governed thereby, together with its successors in such capacity.

“UK Grantors” means, collectively, Solo Cup (UK) Limited, a company incorporated under the laws of England and Wales with a registered number 04003596, Insulpak Holdings Limited, a company incorporated under the laws of England and Wales with a registered number 03813634, and Solo Cup Europe Limited, a company incorporated under the laws of England and Wales with a registered number 00979390.

“Unrestricted Subsidiary” means any subsidiary of Solo (other than SCOC or any successor to SCOC) that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a resolution of Solo’s Board of Directors in compliance with all applicable Secured Debt Documents and any subsidiary of such subsidiary.

ARTICLE II

Subordination of Junior Liens; Certain Agreements

SECTION 2.01. Subordination of Junior Liens. (a) The grant of the ABL Liens pursuant to the ABL Security Documents, the grant of the Priority Liens pursuant to the Indenture Noteholder Security Documents and the Additional Priority Lien Security Documents and the grant of the Subordinated Liens pursuant to the Subordinated Lien Documents create three separate and distinct Liens on the Collateral.

(b) All Junior Liens in respect of any Collateral are expressly subordinated and made junior in right, priority, operation and effect to any and all Senior Liens in respect of such Collateral (and all Subordinated Liens in respect of any Collateral are expressly subordinated and made junior in right, priority, operation and effect to any and all ABL Liens and Liens of the Holders of Priority Lien Debt in respect of such Collateral), notwithstanding anything contained in this Agreement, the Priority Lien Documents, the ABL Debt Documents, the Subordinated Lien Documents or any other agreement or instrument or operation of law to the contrary, and irrespective of the time, order or method of creation, attachment or perfection of such Junior Liens and Senior Liens (and Subordinated Liens) or any failure, defect or deficiency or alleged failure, defect or deficiency in any of the foregoing.

(c) It is acknowledged that, subject, in the case of ABL Debt, to the ABL Debt Cap, (i) the aggregate amount of the Senior Secured Obligations may be increased from time to time pursuant to the terms of the Senior Documents, (ii) a portion of the Senior Secured Obligations consists or may consist of indebtedness that is revolving in nature, and the amount thereof that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and (iii) the Senior Secured Obligations may be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the subordination of the Junior Liens hereunder or the provisions of this Agreement defining the relative rights of the ABL Secured Parties, the Priority Lien Secured Parties and the Subordinated Lien Secured Parties. The lien priorities provided for herein shall not be altered or otherwise affected by any amendment, modification, supplement, extension, increase, renewal, restatement or Replacement of either the Junior Secured Obligations (or any part thereof) or the Senior Secured Obligations (or any part thereof), by the release of any Collateral or of any guarantees for any Senior Secured Obligations or by any action that any Representative or Secured Party may take or fail to take in respect of any Collateral.

SECTION 2.02. No Action With Respect to Junior Secured Obligations Collateral Subject to Senior Liens. Subject to Section 2.04, 2.13 and 2.14, no Junior Representative or other Junior Secured Obligations Secured Party shall commence or instruct any Junior Representative to commence any judicial or nonjudicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interest in or realize upon, or take any other action available to it in respect of, any Junior Secured Obligations Collateral under any Junior Secured Obligations Security Document, applicable law or otherwise until the associated Discharge of Senior Secured Debt Obligations, it being agreed that only the Senior Representative, acting in accordance with the applicable Senior Secured Obligations Security Documents, shall be entitled to take any such actions or exercise any such remedies prior to the associated Discharge of Senior Secured Debt Obligations. Notwithstanding the foregoing, any Junior Representative may, subject to Section 2.05, take all such actions as it shall deem necessary to (i) perfect or continue the perfection of its Junior Liens or (ii) to create, preserve or protect (but not enforce) the Junior Liens on any Collateral.

SECTION 2.03. No Duties of Senior Representative. Each Junior Secured Obligations Secured Party acknowledges and agrees that neither the Senior Representative nor any other Senior Secured Obligations Secured Party shall have any duties or other obligations to such Junior Secured Obligations Secured Party with respect to any Senior Secured Obligations Collateral, other than to transfer to the Junior Representative any remaining Collateral that constitutes Junior Secured Obligations Collateral and any proceeds of the sale or other disposition of any such Collateral that constitutes Junior Secured Obligations Collateral remaining in its possession following the associated Discharge of Senior Secured Debt Obligations, in each case without representation or warranty on the part of the Senior Representative or any Senior Secured Obligations Secured Party. In furtherance of the foregoing, each Junior Secured Obligations Secured Party acknowledges and agrees that until the associated Discharge of Senior Secured Debt Obligations secured by any Collateral on which such Junior Secured Obligations Secured Party holds a Junior Lien, the Senior Representative shall be entitled, for the benefit of the holders of such Senior Secured Obligations, to sell, transfer or otherwise dispose of or deal with such Collateral, as provided herein and in the Senior Secured Obligations Security Documents, without regard to any Junior Lien or any rights to which the holders of the Junior Secured Obligations would otherwise be entitled as a result of such Junior Lien. Without limiting the foregoing, each Junior Secured Obligations Secured Party agrees that neither the Senior Representative nor any other Senior Secured Obligations Secured Party shall have any duty or obligation first to marshal or realize upon any type of Senior Secured Obligations Collateral (or any other collateral securing the Senior Secured Obligations), or to sell, dispose of or otherwise liquidate all or any portion of such Collateral (or any other collateral securing the Senior Secured Obligations), in any manner that would maximize the return to the Junior Secured Obligations Secured Parties, notwithstanding that the order and timing of any such realization, sale, disposition or liquidation may affect the amount of proceeds actually received by the Junior Secured Obligations Secured Parties from such realization, sale, disposition or liquidation. Following the associated Discharge of Senior Secured Debt Obligations, the Junior Secured Obligations Secured Parties may, subject to any other agreements binding on such Junior Secured Obligations Secured Parties, assert their rights under the New York UCC or otherwise to any proceeds remaining following a sale, disposition or other liquidation of Collateral by, or on behalf of the Junior Secured Obligations Secured Parties. Each of the Junior Secured Obligations Secured Parties waives any claim such Junior Secured Obligations Secured Party may now or hereafter have against the Senior Representative or any other Senior Secured Obligations Secured Party (or their representatives) arising out of any actions which the Senior Representative or the Senior Secured Obligations Secured Parties take or omit to take (including actions with respect to the creation, perfection or continuation of Liens on any Collateral, actions with respect to the foreclosure upon, sale, release or depreciation of, or failure to realize upon, any of the Collateral, and actions with respect to the collection of any claim for all or any part of the Senior Secured Obligations from any account debtor, guarantor or any other party) in accordance with this Agreement and the Senior Secured Obligations Security Documents or any other agreement related thereto or to the collection of the Senior Secured Obligations or the valuation, use, protection or release of any security for the Senior Secured Obligations.

SECTION 2.04. No Interference; Payment Over; Reinstatement. (a) Each Junior Secured Obligations Secured Party agrees that (i) it will not take or cause to be taken any action the purpose or effect of which is, or could be, to make any Junior Lien pari passu with, or to give such Junior Secured Obligations Secured Party any preference or priority relative to, any Senior Lien with respect to the Collateral subject to such Senior Lien and Junior Lien or any part thereof, (ii) it will not challenge or question in any proceeding the validity or enforceability of any Senior Secured Obligations or Senior Secured Obligations Security Document, or the validity, attachment, perfection or priority of any Senior Lien, or the validity or enforceability of the priorities, rights or duties established by or other provisions of this Agreement, (iii) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Collateral subject to any Junior Lien by any Senior Secured Obligations Secured Parties secured by Senior Liens on such Collateral or any Senior Representative acting on their behalf, (iv) it shall have no right to (A) direct any Senior Representative or any holder of Senior Secured Obligations to exercise any right, remedy or power with respect to the Collateral subject to any Junior Lien or (B) consent to the exercise by any Senior Representative or any other Senior Secured Obligations Secured Party of any right, remedy or power with respect to the Collateral subject to any Junior Lien, (v) it will not institute any suit or assert in any suit or Insolvency or Liquidation Proceeding any claim against any Senior Representative or other Senior Secured Obligations Secured Party seeking damages from or other relief by way of specific performance, instructions or otherwise with respect to, and neither any Senior Representative nor any other Senior Secured Obligations Secured Party shall be liable for, any action taken or omitted to be taken by such Senior Representative or other Senior Secured Obligations Secured Party with respect to any Collateral securing such Senior Secured Obligations that is subject to any Junior Lien, (vi) it will not seek, and hereby waives any right, to have any Senior Secured Obligations Collateral subject to any Junior Lien or any part thereof marshaled upon any foreclosure or other disposition of such Collateral and (vii) it will not attempt, directly or indirectly, whether by judicial proceedings or otherwise, to challenge the enforceability of any provision of this Agreement.

(b) The Junior Representative and each other Junior Secured Obligations Secured Party hereby agrees that if it shall obtain possession of any Senior Secured Obligations Collateral or shall realize any proceeds or payment in respect of any such Collateral, pursuant to any Junior Secured Obligations Security Document or by the exercise of any rights available to it under applicable law or in any Insolvency or Liquidation Proceeding or through any other exercise of remedies, at any time prior to the associated Discharge of Senior Secured Debt Obligations secured, or intended to be secured, by such Collateral, then it shall hold such Collateral, proceeds or payment in trust for the applicable Senior Secured Obligations Secured Parties and transfer such Collateral, proceeds or payment, as the case may be, to the Senior Representative reasonably promptly after obtaining actual knowledge or notice from the Senior Secured Obligations Secured Parties that it has possession of such Senior Secured Obligations Collateral or proceeds or payments in respect thereof. Each Junior Secured Obligations Secured Party agrees that if, at any time, it obtains actual knowledge or receives notice that all or part of any payment with respect to any Senior Secured Obligations previously made shall be rescinded for any reason whatsoever, such Junior Secured Obligations Secured Party shall promptly pay over to the Senior Representative any payment received by it and then in its possession or under its control in respect of any Collateral subject to any Senior Lien securing such Senior Secured Obligations and shall promptly turn any Collateral subject to any such Senior Lien then held by it over to the Senior Representative, and the provisions set forth in this Agreement shall be reinstated as if such payment had not been made, until the payment and satisfaction in full of the Senior Secured Obligations. All Junior Liens will remain attached to and enforceable against all proceeds so held or remitted. Anything contained herein to the contrary notwithstanding, this Section 2.04(b) shall not apply to any proceeds of Senior Secured Obligations Collateral realized in a transaction not prohibited by the Senior Documents and as to which the possession or receipt thereof by the Junior Representative or other Junior Secured Obligations Secured Party is otherwise permitted by the Senior Documents.

SECTION 2.05. Release of Liens; Automatic Release of Junior Liens. (a) The Junior Representative and each other Junior Secured Obligations Secured Party agree that (i) in the event the Senior Secured Obligations Secured Parties release their Lien on any Senior Secured Obligations Collateral subject to any Junior Lien pursuant to the terms contained in this Agreement (other than a release in connection with a sale, transfer or other disposition of Senior Secured Obligations Collateral, which shall be governed by clause (a)(ii) below), such Junior Lien on such Collateral shall terminate and be released automatically and without further action unless, at the time of such release by the Senior Secured Obligations Secured Parties, an Event of Default shall then have occurred and be continuing under the Junior Documents (provided that any Junior Lien that would have otherwise been released and terminated pursuant to this clause (a)(i) in the absence of such an Event of Default under the Junior Documents shall terminate and be released automatically and without further action when such Event of Default (and all other Events of Default under the Junior Documents) cease to exist); and (ii) in the event of a sale, transfer or other disposition of Senior Secured Obligations Collateral subject to any Junior Lien (regardless of whether or not an Event of Default has occurred and is continuing under the Junior Documents at the time of such sale, transfer or other disposition), such Junior Lien on such Collateral shall terminate and be released automatically and without further action if the applicable Senior Liens on such Collateral are released and if such sale, transfer or other disposition either (A) is then not prohibited by the Junior Documents or (B) occurs in connection with the foreclosure upon or other exercise of rights and remedies with respect to such Senior Secured Obligations Collateral; provided that such Junior Lien shall remain in place with respect to any proceeds of a sale, transfer or other disposition under this clause (a)(ii) that remain after the associated Discharge of Senior Secured Debt Obligations. In addition, for the avoidance of doubt, the Junior Representative and each Junior Secured Obligations Secured Party agree that, with respect to any property or assets that would otherwise constitute Senior Secured Obligations Collateral, the requirement that a Junior Lien attach to, or be perfected with respect to, such property or assets shall be waived automatically and without further action so long as the requirement that a Senior Lien attach to, or be perfected with respect to, such property or assets is waived by the Senior Secured Obligations Secured Parties (or the Senior Representative) in accordance with the Senior Documents and so long as no Event of Default under the Junior Documents shall have occurred, be continuing or would result therefrom at such time. Notwithstanding the foregoing, in the event of release of Liens by the Senior Secured Obligations Secured Parties on all or substantially all of the Senior Secured Obligations Collateral (other than when such release occurs in connection with the Senior Secured Obligations Secured Parties’ foreclosure upon or other exercise of rights and remedies with respect to such Collateral), no release of the Junior Lien on such Senior Secured Obligations Collateral under this Section 2.05 shall be made unless (A) consent to the release of such Junior Liens has been given by the requisite percentage or number of the Junior Secured Obligations Secured Parties at the time outstanding as provided for in the applicable Junior Documents and (B) the Issuers have delivered an Officers’ Certificate to the ABL Agent, the Noteholder Collateral Trustee and the Secured Debt Representatives (if any) certifying that all such consents have been obtained.

(b) The ABL Agent and the Noteholder Collateral Trustee agree for the benefit of the Issuers and the other Grantors that, with respect to the release of any Collateral, if the ABL Agent or Noteholder Collateral Trustee, as applicable, at any time receives:

(i) an Officers’ Certificate stating that (A) the signing officers have read Article 2 of this Agreement and understand the provisions and the definitions relating hereto, (B) such officers have made such examination or investigation as is necessary to enable such Persons to express an informed opinion as to whether or not the conditions precedent in this Agreement and all other Secured Documents, if any, relating to the release of such Collateral have been complied with and (C) in the opinion of such officers, such conditions precedent, if any, have been complied with;

(ii) the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable; and

(iii) prior to the associated Discharge of Senior Secured Debt Obligations, the written confirmation of the applicable Senior Representative (or, at any time after the associated Discharge of Senior Secured Debt Obligations, the Junior Representative) (such confirmation to be given following receipt of, and based solely on, the Officers’ Certificate described in clause (i) above) that, in its view, such release is permitted by Section 2.05(a) and the respective Secured Documents governing the Priority Lien Obligations or the ABL Debt Obligations, as applicable, the holders of which such Representative represents;

then the ABL Agent or Noteholder Collateral Trustee, as applicable, will execute (with such acknowledgements and/or notarizations as are required) and deliver such release to the Issuers or other applicable Grantor on or before the later of (x) the date specified in such request for such release and (y) the fifth business day after the date of receipt of the items required by this Section 2.05(b) by the applicable Representative.

(c) The Junior Representative agrees to execute and deliver (at the sole cost and expense of the Grantors) all such releases and other instruments as shall reasonably be requested by the Senior Representative to evidence and confirm any release of Junior Secured Obligations Collateral provided for in this Section 2.05.

SECTION 2.06. Certain Agreements With Respect to Insolvency or Liquidation Proceedings. (a) This Agreement shall continue in full force and effect, notwithstanding the commencement of any Insolvency or Liquidation Proceeding by or against Solo, SCOC or any of Solo’s subsidiaries.

(b) If Solo or any of its subsidiaries shall become subject to a case under the Bankruptcy Code and shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each Junior Secured Obligations Secured Party agrees that it will raise no objection, and will waive any claim such Person may now or hereafter have, to any such financing or to the Liens on the Senior Secured Obligations Collateral securing the same (“DIP Financing Liens”), or to any use of cash collateral that constitutes Senior Secured Obligations Collateral or to any grant of administrative expense priority under Section 364 of the Bankruptcy Code, unless (i) the Senior Secured Obligations Secured Parties, or a representative authorized by the Senior Secured Obligations Secured Parties, shall then oppose or object to such DIP Financing or such DIP Financing Liens or such use of cash collateral or (ii) such DIP Financing Liens are neither senior to, nor rank pari passu with, the Senior Liens upon any property of the estate in such Insolvency or Liquidation Proceeding. To the extent such DIP Financing Liens are senior to, or rank pari passu with, the Senior Liens, the Junior Representative will, for itself and on behalf of the other Junior Secured Obligations Secured Parties, subordinate the Junior Liens on the Senior Secured Obligations Collateral to the Senior Liens and the DIP Financing Liens, so long as the Junior Secured Obligations Secured Parties retain Liens on all the Junior Secured Obligations Collateral, including proceeds thereof arising after the commencement of any Insolvency or Liquidation Proceeding, with the same priority as existed prior to the commencement of the case under the Bankruptcy Code.

(c) Each Junior Secured Obligations Secured Party agrees that it will not object to or oppose a sale or other disposition of any Senior Secured Obligations Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Senior Secured Obligations Secured Parties shall have consented to such sale or disposition of such Senior Secured Obligations Collateral and all Senior Liens and Junior Liens will attach to the proceeds of the sale.

(d) The holders of Junior Secured Obligations and the Junior Representative will not file or prosecute in any Insolvency or Liquidation Proceeding any motion for adequate protection (or any comparable request for relief) based upon their interest in the Collateral under the Junior Liens, and will not object to or contest (i) any request by the Senior Representative or the holders of Senior Secured Obligations for adequate protection or (ii) any objection by the Senior Representative or the holders of Senior

Secured Obligations to any motion, relief, action or proceeding based on the Senior Representative or holders of the Senior Secured Obligations claiming a lack of adequate protection, except that the holders of Junior Secured Obligations and the Junior Representative may:

(i) freely seek and obtain relief granting a Junior Lien co-extensive in all respects with, but subordinated (as set forth in Section 2.01) to, all Liens granted in the Insolvency or Liquidation Proceeding to, or for the benefit of, the holders of Senior Secured Obligations;

(ii) freely vote on any plan of reorganization or similar dispositive restructuring plan; and

(iii) freely seek and obtain any relief upon a motion for adequate protection (or any comparable relief), without any condition or restriction whatsoever, at any time after the associated Discharge of Senior Secured Debt Obligations.

(e) Each of the Junior Secured Obligations Secured Parties waives any claim such Junior Secured Obligations Secured Party may now or hereafter have against the Senior Representative or any other Senior Secured Obligations Secured Party (or their representatives) arising out of any election by the Senior Representative or any Senior Secured Obligations Secured Parties, in any proceeding instituted under the Bankruptcy Code, of the application of Section 1111(b) of the Bankruptcy Code.

SECTION 2.07. Reinstatement. In the event that any of the Senior Secured Obligations shall be paid in full and such payment or any part thereof shall subsequently, for whatever reason (including an order or judgment for disgorgement of a preference under the Bankruptcy Code, or any similar law, or the settlement of any claim in respect thereof), be required to be returned or repaid, the terms and conditions of this Article II shall be fully applicable thereto until all such Senior Secured Obligations shall again have been paid in full in cash.

SECTION 2.08. Entry Upon Premises by the ABL Agent and the ABL Secured Parties. (a) If the ABL Agent takes any enforcement action with respect to the ABL First Lien Collateral, the Priority Lien Secured Parties and the Subordinated Lien Secured Parties (i) shall reasonably cooperate with the ABL Agent (at the sole cost and expense of the ABL Agent and subject to the condition that the Priority Lien Secured Parties and the Subordinated Lien Secured Parties shall have no obligation or duty to take any action or refrain from taking any action that could reasonably be expected to result in the incurrence of any liability or damage to the Priority Lien Secured Parties or the Subordinated Lien Secured Parties) in its efforts to enforce its security interest in the ABL First Lien Collateral and to finish any work-in-process and assemble the ABL First Lien Collateral, (ii) shall not take any action designed or intended to hinder or restrict in any respect the ABL Agent from enforcing its security interest in the ABL First Lien Collateral or from finishing any work-in-process or assembling the ABL First Lien Collateral, and (iii) subject to the rights of any landlords under real estate leases, shall permit the ABL Agent, its employees, agents, advisers and representatives, at the sole cost and expense of the ABL Secured Parties and upon reasonable advance notice, to enter upon and use the Noteholder First Lien Collateral (including

(A) equipment, processors, computers and other machinery related to the storage or processing of records, documents or files and (B) intellectual property), for a period not to exceed 180 days after the taking of such enforcement action, for purposes of (1) assembling and storing the ABL First Lien Collateral and completing the processing of and turning into finished goods of any ABL First Lien Collateral consisting of work-in-process, (2) selling any or all of the ABL First Lien Collateral located on such Noteholder First Lien Collateral, whether in bulk, in lots or to customers in the ordinary course of business or otherwise, (3) removing any or all of the ABL First Lien Collateral located on such Noteholder First Lien Collateral, or (4) taking reasonable actions to protect, secure and otherwise enforce the rights of the ABL Secured Parties in and to the ABL First Lien Collateral; provided, however, that nothing contained in this Agreement shall restrict the rights of the Noteholder Collateral Trustee from selling, assigning or otherwise transferring any Noteholder First Lien Collateral prior to the expiration of such 180-day period if the purchaser, assignee or transferee thereof agrees to be bound by the provisions of this Section. If any stay or other order prohibiting the exercise of remedies with respect to the ABL First Lien Collateral has been entered by a court of competent jurisdiction, such 180-day period shall be tolled during the pendency of any such stay or other order. If the ABL Agent conducts a public auction or private sale of the ABL First Lien Collateral at any of the real property included within the Noteholder First Lien Collateral, the ABL Agent shall provide the Noteholder Collateral Trustee with reasonable notice and use reasonable efforts to hold such auction or sale in a manner which would not unduly disrupt the Noteholder Collateral Trustee’s use of such real property.

(b) During the period of actual occupation, use or control by the ABL Secured Parties or their agents or representatives of any Noteholder First Lien Collateral, the ABL Secured Parties shall (i) be responsible for the ordinary course third-party expenses related thereto, including costs with respect to heat, light, electricity, water and real property taxes with respect to that portion of any premises so used or occupied, and (ii) be obligated to repair at their expense any physical damage to such Noteholder First Lien Collateral or other assets or property resulting from such occupancy, use or control, and to leave such Noteholder First Lien Collateral or other assets or property in substantially the same condition as it was at the commencement of such occupancy, use or control, ordinary wear and tear excepted. The ABL Secured Parties jointly and severally agree to pay, indemnify and hold the Trustee and the Noteholder Collateral Trustee and their respective officers, directors, employees and agents harmless from and against any liability, cost, expense, loss or damages, including legal fees and expenses, resulting from the gross negligence or willful misconduct of the ABL Agent or any of its agents, representatives or invitees in its or their operation of such facilities. In the event, and only in the event, that in connection with its use of some or all of the premises constituting Noteholder First Lien Collateral, the ABL Agent requires the services of any employees of the Issuers or any of their subsidiaries, the ABL Agent shall pay directly to any such employees the appropriate, allocated wages of such employees, if any, during the time periods that the ABL Agent requires their services. Notwithstanding the foregoing, in no event shall the ABL Secured Parties have any liability to the Priority Lien Secured

Parties or the Subordinated Lien Secured Parties pursuant to this Section as a result of any condition (including any environmental condition, claim or liability) on or with respect to the Noteholder First Lien Collateral existing prior to the date of the exercise by the ABL Secured Parties of their rights under this Section and the ABL Secured Parties shall have no duty or liability to maintain the Noteholder First Lien Collateral in a condition or manner better than that in which it was maintained prior to the use thereof by the ABL Secured Parties, or for any diminution in the value of the Noteholder First Lien Collateral that results solely from ordinary wear and tear resulting from the use of the Noteholder First Lien Collateral by the ABL Secured Parties in the manner and for the time periods specified under this Section 2.08. Without limiting the rights granted in this paragraph, the ABL Agent, to the extent that rights have been exercised under this Section 2.08 by the ABL Agent, shall cooperate with the Priority Lien Secured Parties in connection with any efforts made by the Priority Lien Secured Parties to sell the Noteholder First Lien Collateral.

SECTION 2.09. Insurance. Unless and until written notice by the ABL Agent to the Noteholder Collateral Trustee that the Discharge of Senior Secured Debt Obligations in respect of the ABL Debt Obligations has occurred, as between the ABL Agent, on the one hand, and the Noteholder Collateral Trustee, on the other hand, only the ABL Agent will have the right (subject to the rights of the Grantors under the ABL Debt Documents and the Priority Lien Documents) to adjust or settle any insurance policy or claim covering or constituting ABL First Lien Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the ABL First Lien Collateral. Unless and until written notice by the Noteholder Collateral Trustee to the ABL Agent that the Priority Lien Obligations have been paid in full, as between the ABL Agent, on the one hand, and the Noteholder Collateral Trustee, on the other hand, only the Noteholder Collateral Trustee will have the right (subject to the rights of the Grantors under the ABL Debt Documents and the Priority Lien Documents) to adjust or settle any insurance policy covering or constituting Noteholder First Lien Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding solely affecting the Noteholder First Lien Collateral. To the extent that an insured loss covers or constitutes both ABL First Lien Collateral and Noteholder First Lien Collateral, then the ABL Agent and the Noteholder Collateral Trustee will work jointly and in good faith to collect, adjust or settle (subject to the rights of the Grantors under the ABL Debt Documents and the Priority Lien Documents) under the relevant insurance policy.

SECTION 2.10. Refinancings and Additional Secured Debt. (a) The ABL Debt Obligations and the Priority Lien Obligations may be Replaced, by any ABL Substitute Facility or Noteholder Substitute Facility, as the case may be, in each case, without notice to, or the consent of any Secured Party, all without affecting the Lien priorities provided for herein or the other provisions hereof; provided, however, that the Noteholder Collateral Trustee and the ABL Agent shall receive on or prior to incurrence of the Replacement of an ABL Substitute Facility or Noteholder Substitute Facility (i) an Officers’ Certificate from Solo stating that (A) the Replacement is permitted by each applicable Secured Document to be incurred or to the extent a consent is otherwise required to permit the Replacement under any Secured Document, the Issuers and each other Grantor have obtained the requisite consent and (B) the requirements of Section 2.12 have been satisfied, and (ii) a Lien Sharing and Priority Confirmation Joinder from the holders or lenders of any indebtedness that Replaces the ABL Debt Obligations or the Priority Lien Obligations (or an authorized agent, trustee or other representative on their behalf).

Each of the then-exiting ABL Agent and the Noteholder Collateral Trustee shall be authorized to execute and deliver such documents and agreements (including amendments or supplements to this Agreement) as such holders, lenders, agent, trustee or other representative may reasonably request to give effect to such Replacement, it being understood that the ABL Agent and the Noteholder Collateral Trustee, without the consent of any other Secured Party, may amend, supplement, modify or restate this Agreement to the extent necessary or appropriate to facilitate such amendments or supplements to effect such Replacement all at the expense of the Issuers. Upon the consummation of such Replacement and the execution and delivery of the documents and agreements contemplated in the preceding sentence, the holders or lenders of such indebtedness and any authorized agent, trustee or other representative thereof shall be entitled to the benefits of this Agreement.

(b) Each Issuer and the other applicable Grantors will be permitted to designate as an additional holder of Secured Debt Obligations hereunder each Person who is, or who becomes, the registered holder of Priority Lien Debt or the registered holder of Subordinated Lien Debt incurred by such Issuer or such other Grantor after the date of this Agreement in accordance with the terms of all applicable Secured Documents. Each Issuer or other applicable Grantor may effect such designation by delivering to the Noteholder Collateral Trustee and the ABL Agent, each of the following:

(i) an Officers’ Certificate stating that such Issuer or such other Grantor intends to incur additional Priority Lien Debt and/or Subordinated Lien Debt (“Additional Secured Debt”) which will be (A) Priority Lien Debt permitted by each applicable Secured Document to be incurred and secured by a Priority Lien equally and ratably with all previously existing and future Priority Lien Debt or (B) Subordinated Lien Debt permitted by each applicable Secured Document to be incurred and secured by a Subordinated Lien equally and ratably with all previously existing and future Subordinated Lien Debt;

(ii) an authorized agent, trustee or other representative on behalf of the holders or lenders of any Additional Secured Debt must be designated as an additional holder of Secured Debt Obligations hereunder and must, prior to such designation, sign and deliver on behalf of the holders or lenders of such Additional Secured Debt a Lien Sharing and Priority Confirmation Joinder, and, to the extent necessary or appropriate to facilitate such transaction, a new intercreditor agreement substantially similar to this Agreement, as in effect on the date hereof; and

(iii) evidence that such Issuer or such other Grantor has duly authorized, executed (if applicable) and recorded (or caused to be recorded) in each appropriate governmental office all relevant filings and recordations deemed necessary by such Issuer or other Grantor and the holder of such Additional Secured Debt, or its Secured Debt Representative, to ensure that the Additional Secured Debt is secured by the Collateral in accordance with the Priority Lien Security Documents and the Subordinated Lien Security Documents.

Notwithstanding the foregoing, nothing in this Agreement will be construed to allow any Issuer or any other Grantor to incur additional indebtedness unless otherwise permitted by the terms of each applicable Secured Document.

SECTION 2.11. Amendments to Security Documents. (a) Without the prior written consent of the Senior Representative, no Junior Secured Obligations Security Document may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any new Junior Secured Obligations Security Document, would be prohibited by, or would require any Grantor to act or refrain from acting in a manner that would violate, any of the terms of this Agreement.

(b) In the event that the Senior Secured Obligations Secured Parties or the Senior Representative enters into any amendment, waiver or consent in respect of any of the Senior Secured Obligations Security Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Senior Secured Obligations Security Document or changing in any manner the rights of the Senior Representative, the Senior Secured Obligations Secured Parties, any of the Issuers or any other Grantor thereunder (including the release of any Liens in Senior Secured Obligations Collateral to the extent permitted by Section 2.05), then such amendment, waiver or consent shall apply automatically to any comparable provision of the comparable Junior Secured Obligations Security Document without the consent of the Junior Representative or any Junior Secured Obligations Secured Party and without any action by the Junior Representative, the Issuers or any other Grantor; provided, however, that reasonable prior written notice of such amendment, waiver or consent shall have been given to the Junior Representative.

SECTION 2.12. Legends. The ABL Agent acknowledges with respect to the ABL Credit Agreement and the ABL Security Documents, on the one hand, and the Noteholder Collateral Trustee acknowledges with respect to (a) the Indenture and the Indenture Noteholder Security Documents, (b) the Additional Priority Lien Debt Facility and the Additional Priority Lien Security Documents, if any and (c) the Subordinated Lien Documents, if any, on the other hand, that the ABL Credit Agreement, the Indenture, the Additional Priority Lien Debt Facility (if any) and the Subordinated Lien Documents (if any) and each associated Security Document granting any security interest in the Collateral will contain the appropriate legend set forth on Annex I.

SECTION 2.13. Junior Secured Obligations Secured Parties Rights as Unsecured Creditors. Notwithstanding the provisions of Sections 2.02, 2.04(a) and 2.06(b), (c) and (d) or otherwise, both before and during an Insolvency or Liquidation Proceeding, any of the Junior Secured Obligations Secured Parties may take any actions and exercise any and all rights that would be available to a holder of unsecured claims, including, without limitation, the commencement of an Insolvency or Liquidation Proceeding against Solo, SCOC or any other Grantor in accordance with applicable law; provided, that the Junior Secured Obligations Secured Parties may not take any of the actions prohibited by Section 2.02, clauses (i) through (vii) of Section 2.04(a) or Section 2.06(b), (c) and (d); provided, further, that in the event that any of the Junior Secured Obligations Secured Parties becomes a judgment lien creditor in respect of any Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the Junior Secured Obligations, such judgment lien shall be subject to the terms of this Agreement for all purposes (including in relation to the Senior Secured Obligations) as the other Liens securing the Junior Secured Obligations are subject to this Agreement.

SECTION 2.14. UK Administration. Notwithstanding the other terms of this Agreement:

(a) If any Representative seeks to commence out of court process administration proceedings (in its capacity as a holder of a qualifying floating charge) with respect to any of the UK Grantors to the extent permitted under this Agreement and the Secured Documents, such Representative (being the “Appointing Collateral Agent”) shall be entitled to commence such administration proceedings in accordance with the UK Insolvency Act 1986 (as amended) but may not appoint any administrator who is not an Approved Administrator.

(b) In the event that the directors of any of the UK Grantors seek to commence an out of court administration process, and, in accordance with the UK Insolvency Act 1986 (as amended), five business days’ notice of their intention to appoint an administrator shall have been given to all holders of qualifying floating charges, the Representatives shall consult with each other in good faith with a view to agreeing which Approved Administrator should be appointed to the relevant UK Grantor pursuant to the rights of holders of qualifying floating charges under the UK Insolvency Act 1986 (as amended) as soon as practicable after the date of receipt of such notice from the directors.

(c) In the event that the Appointing Collateral Agent appoints an Approved Administrator, the other Representative shall not object to such appointment or (other than in the case of any misfeasance by such appointee, but subject in such case to prior consultation with the Appointing Collateral Agent) seek to replace such appointee.

ARTICLE III

Gratuitous Bailment for Perfection of Certain Security Interests; Rights Under Permits and Licenses

SECTION 3.01. General. The Senior Representative agrees that if it shall at any time hold a Senior Lien on any Junior Secured Obligations Collateral that can be perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the Senior Representative, the Senior Representative will serve as gratuitous bailee for the Junior Representative for the sole purpose of perfecting the Junior Lien of the Junior Representative on such Collateral. It is agreed that the obligations of the Senior Representative and the rights of the Junior Representative and the other Junior Secured Obligations Secured Parties in connection with any such bailment arrangement will be in all respects subject to the provisions of Article II. Notwithstanding anything to the contrary herein, the Senior Representative will be deemed to make no representation as to the adequacy of the steps taken by it to perfect the Junior Lien on any such Collateral and shall have no responsibility, duty, obligation or liability to the Junior Representative or other Junior Secured Obligations Secured Party or any other person for such perfection or failure to perfect, it being understood that the sole purpose of this Article is to enable the Junior Secured Obligations Secured Parties to obtain a perfected Junior Lien in such Collateral to the extent, if any, that such perfection results from the possession or control of such Collateral or any such account by the Senior Representative. Subject to Section 2.07, from and after the associated Discharge of Senior Secured Debt Obligations, the Senior Representative shall take all such actions in its power as shall reasonably be requested by the Junior Representative (at the sole cost and expense of the Grantors) to transfer possession or control of such Collateral or any such account (in each case to the extent the Junior Representative has a Lien on such Collateral or account after giving effect to any prior or concurrent releases of Liens) to the Junior Representative (and with respect to any Collateral constituting ABL First Lien Collateral, to the Noteholder Collateral Trustee for the benefit of all applicable Junior Secured Obligations Secured Parties).

SECTION 3.02. Deposit Accounts. (a) The Grantors, to the extent required by the ABL Credit Agreement, may from time to time establish deposit accounts (the “Deposit Accounts”) with certain depositary banks in which collections from Inventory and Accounts may be deposited. To the extent that any such Deposit Account is under the control of the ABL Agent at any time, the ABL Agent will act as gratuitous bailee for the Noteholder Collateral Trustee for the purpose of perfecting the Liens of the Priority Lien Secured Parties and the Subordinated Lien Secured Parties in such Deposit Accounts and the cash and other assets therein as provided in Section 3.01 (but will have no duty, responsibility or obligation to the Priority Lien Secured Parties and the Subordinated Lien Secured Parties (including, without limitation, any duty, responsibility or obligation as to the maintenance of such control, the effect of such arrangement or the establishment of such perfection) except as set forth in the last sentence of this Section). Unless the Junior Liens on such ABL First Lien Collateral shall have been or concurrently are released, after the occurrence of Discharge of Senior Secured Debt Obligations, the ABL Agent shall, at the request of the Noteholder Collateral Trustee, cooperate with the Grantors and the Noteholder Collateral Trustee (at the expense of the Grantors) in permitting control of any other Deposit Accounts to be transferred to the Noteholder Collateral Trustee (or for other arrangements with respect to each such Deposit Accounts satisfactory to the Noteholder Collateral Trustee to be made).

(b) The Grantors, the Representatives, the Secured Parties and all other parties hereto agree that only proceeds of the Noteholder First Lien Collateral may be deposited in the Collateral Proceeds Account and agree to so instruct each account debtor of each Grantor and each other applicable Person and to take all other actions necessary to give effect to the intent of this Section 3.02(b). Without limiting the generality of the foregoing, the Noteholder Collateral Trustee hereby agrees that if the Collateral Proceeds Account contains any proceeds of the ABL First Lien Collateral, it shall hold such proceeds in trust for the ABL Secured Parties and transfer such proceeds to the ABL Secured Parties reasonably promptly after obtaining actual knowledge or notice from the ABL Secured Parties that it has possession of such proceeds in accordance with Section 2.04(b).

SECTION 3.03. Rights under Permits and Licenses. The Noteholder Collateral Trustee agrees that if the ABL Agent shall require rights available under any permit or license controlled by the Noteholder Collateral Trustee (as certified to the Noteholder Collateral Trustee by the ABL Agent, upon which the Noteholder Collateral Trustee may rely) in order to realize on any ABL First Lien Collateral, the Noteholder Collateral Trustee shall (subject to the terms of the Indenture, including the Noteholder Collateral Trustee’s rights to indemnification thereunder) take all such actions as shall be available to it (at the sole expense of the Grantors), consistent with applicable law and reasonably requested by the ABL Agent in writing, to make such rights available to the ABL Agent, subject to the Priority Liens. The ABL Agent agrees that if the Noteholder Collateral Trustee shall require rights available under any permit or license controlled by the ABL Agent (as certified to the ABL Agent by the Noteholder Collateral Trustee, upon which the ABL Agent may rely) in order to realize on any Noteholder First Lien Collateral, the ABL Agent shall take all such actions as shall be available to it (at the sole expense of the Grantors), consistent with applicable law and reasonably requested by the Noteholder Collateral Trustee in writing, to make such rights available to the Noteholder Collateral Trustee, subject to the ABL Liens.

ARTICLE IV

Existence and Amounts of Liens and Obligations

Whenever a Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any Senior Secured Obligations (or the existence of any commitment to extend credit that would constitute Senior Secured Obligations) or Junior Secured Obligations, or the existence of any Lien securing any such obligations, or the Collateral subject to any such Lien, it may request that such information be furnished to it in writing by the other Representative and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if a Representative shall fail or refuse reasonably promptly to provide the requested information, the requesting Representative shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the Issuers. Each Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to the Issuers or any of their subsidiaries, any Secured Party or any other person as a result of such determination.

ARTICLE V

Consent of Grantors

Each Grantor hereby consents to the provisions of this Agreement and the intercreditor arrangements provided for herein and agrees that the obligations of the Grantors under the Security Documents will in no way be diminished or otherwise affected by such provisions or arrangements (except as expressly provided herein).

ARTICLE VI

Representations and Warranties

SECTION 6.01. Representations and Warranties of Each Party. Each party hereto represents and warrants to the other parties hereto as follows:

(a) Such party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to enter into and perform its obligations under this Agreement.

(b) This Agreement has been duly executed and delivered by such party.

(c) The execution, delivery and performance by such party of this Agreement (i) do not require any consent or approval of, registration or filing with or any other action by any governmental authority of which the failure to obtain could reasonably be expected to have a Material Adverse Effect (as defined in the ABL Credit Agreement), (ii) will not violate any applicable law or regulation or any order of any governmental authority or any indenture, agreement or other instrument binding upon such party which could reasonably be expected to have a Material Adverse Effect and (iii) will not violate the charter, by-laws or other organizational documents of such party.

SECTION 6.02. Representations and Warranties of Each Representative. Each of the Noteholder Collateral Trustee and the ABL Agent represents and warrants to the other parties hereto that it is authorized under the Noteholder Collateral Trust Agreement and the ABL Credit Agreement, as the case may be, to enter into this Agreement.

ARTICLE VII

Miscellaneous

SECTION 7.01. Notices. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to the ABL Agent, to it at Bank of America, N.A., 335 Madison Avenue, New York, NY 10017, Attention of Adam Seiden (email address: Adam.Seiden@bankofamerica.com; Telecopy No. (312) 453-5562);

(b) if to the Noteholder Collateral Trustee, to it at U.S. Bank National Association, Corporate Trust Services, EP-MN-WS3C, 60 Livingston Avenue, St. Paul, Minnesota 55107; Attention: Raymond S. Haverstock; Telecopy No. (651) 495-3909;

(c) if to either of the Issuers, to Solo Cup Company at: 1700 Old Deerfield Road, Highland Park, Illinois, 60035; Attention: Chief Financial Officer; Telecopy No. (847)831-5849 and to Solo Cup Operating Corporation at: 1700 Old Deerfield Road, Highland Park, Illinois, 60035; Attention: Chief Financial Officer; Telecopy No. (847)831-5849;

(d) if to any other Grantor, to it in care of the Issuers as provided in clause (d) above; and

(e) and if to any other Secured Debt Representative, to such address as specified in the Lien Sharing and Priority Confirmation Joinder.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto (and for this purpose a notice to the Issuers shall be deemed to be a notice to each Grantor). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt (if a business day) and on the next business day thereafter (in all other cases) if delivered by hand or overnight courier service or sent by telecopy or on the date five business days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 7.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 7.01. As agreed to in writing among the Issuers, the Noteholder Collateral Trustee and the ABL Agent from time to time, notices and other communications may also be delivered by e-mail to the e-mail address of a representative of the applicable person provided from time to time by such person.

SECTION 7.02. Waivers; Amendment. (a) No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by any party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any party hereto in any case shall entitle such party to any other or further notice or demand in similar or other circumstances.

(b) Neither this Agreement nor any provision hereof may be terminated, waived, amended or modified except pursuant to an agreement or agreements in writing entered into by each Representative and the Issuers; provided, however, that this Agreement may be amended from time to time (x) as provided in Section 2.10 and (y) at the sole request and expense of the Issuers, and without the consent of either Representative, to add, pursuant to the Intercreditor Agreement Joinder, additional Grantors whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. Any amendment of this Agreement that is proposed to be effected without the consent of a Representative as permitted by the proviso to the preceding sentence shall be submitted to such Representative for its review at least 5 business days prior to the proposed effectiveness of such amendment.

SECTION 7.03. Parties in Interest. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, as well as the other Secured Parties, all of whom are intended to be bound by, and to be third party beneficiaries of, this Agreement.

SECTION 7.04. Survival of Agreement. All covenants, agreements, representations and warranties made by any party in this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement.

SECTION 7.05. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

SECTION 7.06. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7.07. Governing Law; Jurisdiction; Consent to Service of Process. (a) THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATION LAW).

(b) Each party hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

(c) Each party hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 7.08. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 7.09. Headings. Article, Section and Annex headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

SECTION 7.10. Conflicts. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of any Secured Documents, the provisions of this Agreement shall control; provided, however, that if any of the provisions of the Priority Lien Security Documents limit, qualify or conflict with the duties imposed by the provisions of the TIA, the TIA shall control.

SECTION 7.11. Provisions Solely to Define Relative Rights. The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the ABL Secured Parties, on the one hand, and the Priority Lien Secured Parties and Subordinated Lien Secured Parties, as the case may be, on the other hand. None of the Issuers, any other Grantor or any other creditor thereof shall have any rights or obligations hereunder, except as expressly provided in this Agreement (provided that nothing in this Agreement (other than Sections 2.05, 2.06, 2.10, 2.11 or Article VII) is intended to or will amend, waive or otherwise modify the provisions of the ABL Credit Agreement or the Indenture), and neither the Issuers nor any other Grantor may rely on the terms hereof (other than Sections 2.05, 2.06, 2.10, 2.11, Article VI and Article VII). Nothing in this Agreement is intended to or shall impair the obligations of the Issuers or any other Grantor, which are absolute and unconditional, to pay the Obligations under the Secured Documents as and when the same shall become due and payable in accordance with their terms. Notwithstanding anything to the contrary herein or in any Secured Document, the Grantors shall not be required to act or refrain from acting (a) pursuant to this Agreement, any Priority Lien Document or any Subordinated Lien Document with respect to any ABL First Lien Collateral in any manner that would cause a default under any ABL Debt Document, or (b) pursuant to this Agreement or any ABL Debt Document with respect to any Noteholder First Lien Collateral in any manner that would cause a default under any Priority Lien Document.

SECTION 7.12. Certain Terms Concerning the Noteholder Collateral Trustee. The Noteholder Collateral Trustee is executing and delivering this Agreement solely in its capacity as such and pursuant to direction set forth in the Noteholder Collateral Trust Agreement; and in so doing, the Noteholder Collateral Trustee shall not be responsible for the terms or sufficiency of this Agreement for any purpose. The Noteholder Collateral Trustee shall have no duties or obligations under or pursuant to this Agreement other than such duties as may be expressly set forth in this Agreement as duties on its part to be performed or observed. In entering into this Agreement, or in taking (or forbearing from) any action under or pursuant to the Agreement, the Noteholder Collateral Trustee shall have and be protected by all of the rights, immunities, indemnities and other protections granted to it under the Indenture (including without limitation Sections 7.01, 7.02, 7.07 and 10.11 thereof), and, in the case of the Noteholder Collateral Trustee, the Priority Lien Security Documents and the Subordinated Lien Documents.

SECTION 7.13. Certain Terms Concerning ABL Agent and Noteholder Collateral Trustee. Neither the ABL Agent nor the Noteholder Collateral Trustee shall have any liability or responsibility for the actions or omissions of any other Secured Party, or for any other Secured Party’s compliance with (or failure to comply with) the terms of this Agreement. Neither the ABL Agent nor the Noteholder Collateral Trustee shall have individual liability to any Person if it shall mistakenly pay over or distribute to any Secured Party (or the Issuers) any amounts in violation of the terms of this Agreement, so long as the ABL Agent or the Noteholder Collateral Trustee, as the case may be, is acting in good faith.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BANK OF AMERICA, N.A., as ABL Agent

By	/s/ Adam Seiden
Name:	Adam Seiden
Title:	Vice President

Solo Cup Intercreditor Agreement

U.S. BANK NATIONAL ASSOCIATION,
as Noteholder Collateral Trustee

By	/s/ Raymond S. Haverstock
Name:	Raymond S. Haverstock
Title:	Vice President

Solo Cup Intercreditor Agreement

SOLO CUP COMPANY

By	/s/ Robert M. Korzenski
Name:	Robert M. Korzenski
Title:	President & CEO

SOLO CUP OPERATING CORPORATION

By	/s/ Robert D. Koney, Jr.
Name:	Robert D. Koney, Jr.
Title:	Chief Financial Officer

SF HOLDINGS GROUP, INC.

By	/s/ Richard Hernke
Name:	Richard Hernke
Title:	Treasurer

SOLO MANUFACTURING LLC

By	/s/ Richard Hernke
Name:	Richard Hernke
Title:	Treasurer

P.R. SOLO CUP, INC.

By	/s/ Jan Stern Reed
Name:	Jan Stern Reed
Title:	Vice President & Secretary

LILY-CANADA HOLDING CORPORATION

By	/s/ Jan Stern Reed
Name:	Jan Stern Reed
Title:	Vice President & Secretary

Solo Cup Intercreditor Agreement

SOLO CUP (UK) LIMITED

By	/s/ Richard Hernke
Name:	Richard Hernke
Title:	Director

INSULPAK HOLDINGS LIMITED

By	/s/ Robert M. Korzenski
Name:	Robert M. Korzenski
Title:	Director

SOLO CUP EUROPE LIMITED

By	/s/ Richard Hernke
Name:	Richard Hernke
Title:	Director

SOLO CUP OWINGS MILLS HOLDINGS

By:	Solo Cup Operating Corporation, as sole beneficial owner

By	/s/ Richard Hernke
Name:	Richard Hernke
Title:	Treasurer

Solo Cup Intercreditor Agreement

ANNEX I

Provision for the ABL Credit Agreement, the Indenture, the Additional Priority Lien Debt Facility and the Subordinated Lien Documents

Reference is made to the Lien Subordination and Intercreditor Agreement, dated as of July 2, 2009, among Bank of America, N.A., as agent for the ABL Secured Parties referred to therein; U.S. Bank National Association, as Noteholder Collateral Trustee (as defined in the Intercreditor Agreement); Solo Cup Company; Solo Cup Operating Company; and the other subsidiaries of Solo Cup Company named therein (the “Intercreditor Agreement”). Each [Lender hereunder] [holder of the [Indenture Notes][notes issued under the Additional Priority Lien Debt Facility], by its acceptance of [the Indenture Notes][the notes issued under the Additional Priority Lien Debt Facility][each holder of Subordinated Lien Debt] (a) consents to the subordination of Liens provided for in the Intercreditor Agreement, (b) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement and (c) authorizes and instructs the [ABL Agent] [Noteholder Collateral Trustee [on behalf of each holder of Indenture Priority Lien Debt Obligations][on behalf of each holder of Additional Priority Lien Debt Obligations][on behalf of each holder of Subordinated Lien Obligations]] to enter into the Intercreditor Agreement as [ABL Agent] [Noteholder Collateral Trustee] on behalf of such [holder of ABL Debt Obligations] [holder of Indenture Priority Lien Debt Obligations][holder of Additional Priority Lien Debt Obligations][holder of Subordinated Lien Obligations]]. The foregoing provisions are intended as an inducement to the [lenders under the ABL Credit Agreement] [holders of Indenture Priority Lien Debt Obligations][holders of Additional Priority Lien Debt Obligations][holders of Subordinated Lien Obligations] to [extend credit] [to acquire the [Indenture Notes][notes issued under the Additional Priority Lien Debt Facility][the notes under the Subordinated Lien Documents] of the Issuers] and such [lenders][holders of such [Indenture Notes][notes]] are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.

Provision for all ABL Security Documents, Indenture Noteholder Security Documents, the Additional Priority Lien Security Documents and the Subordinated Lien Documents that Grant a Security Interest in Collateral

Reference is made to the Lien Subordination and Intercreditor Agreement, dated as of July 2, 2009, among Bank of America, N.A., as agent for the ABL Secured Parties referred to therein; U.S. Bank National Association, as Noteholder Collateral Trustee (as defined in the Intercreditor Agreement); Solo Cup Company; Solo Cup Operating Company; and the other subsidiaries of Solo Cup Company named therein (the “Intercreditor Agreement”). Each Person that is secured hereunder, by accepting the benefits of the security provided hereby, (i) consents (or is deemed to consent), to the subordination of Liens provided for in the Intercreditor Agreement, (ii) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, (iii) authorizes (or is deemed to authorize) the [ABL Agent] [Noteholder Collateral Trustee] on behalf of such Person to enter into, and perform under, the Intercreditor Agreement and (iv) acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to such Person.

Notwithstanding any other provision contained herein, this Agreement, the Liens created hereby and the rights, remedies, duties and obligations provided for herein are subject in all respects to the provisions of the Intercreditor Agreement and, to the extent provided therein, the applicable Security Documents (as defined in the Intercreditor Agreement). In the event of any conflict or inconsistency between the provisions of this Agreement and the Intercreditor Agreement, the provisions of the Intercreditor Agreement shall control.

EXHIBIT A

to Intercreditor Agreement

[FORM OF]

INTERCREDITOR AGREEMENT JOINDER

The undersigned,                                         , a                                 , hereby agrees to become party as a [Grantor] under the Intercreditor Agreement dated as of July 2, 2009 (the “Intercreditor Agreement”) among Solo Cup Company, Solo Cup Operating Company, the Grantors from time to time party thereto, Bank of America, N.A., as agent under the ABL Credit Agreement (as defined therein) and U.S. Bank National Association, as collateral trustee under the Indenture (as defined therein), for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof.

The provisions of Article 7 of the Intercreditor Agreement will apply with like effect to this Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Intercreditor Agreement Joinder to be executed by their respective officers or representatives as of                         , 20        .

[ ]

By:
Name:
Title:

[Notice Address]

EXHIBIT B

to Intercreditor Agreement

[FORM OF]

LIEN SHARING AND PRIORITY CONFIRMATION JOINDER

Reference is made to the Lien Subordination and Intercreditor Agreement, dated as of July 2, 2009 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Intercreditor Agreement”) among BANK OF AMERICA, N.A., as Agent for the ABL Secured Parties (as defined therein), U.S. BANK NATIONAL ASSOCIATION, as Collateral Trustee for the Noteholder Secured Parties (as defined therein), SOLO CUP COMPANY (“Solo”) and SOLO CUP OPERATING CORPORATION (“SCOC” and, together with Solo, the “Issuers”) and the subsidiaries of Solo named therein.

Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Intercreditor Agreement. This Lien Sharing and Priority Confirmation Joinder is being executed and delivered pursuant to Section 2.10[a][b] of the Intercreditor Agreement as a condition precedent to the debt for which the undersigned is acting as representative being entitled to the rights and obligations of being additional secured debt under the Intercreditor Agreement.

1. Joinder. The undersigned, [                            ], a [                            ], (the “New Representative”) as [trustee] [collateral trustee] [administrative agent] [collateral agent] under that certain [described applicable indenture, credit agreement or other document governing the additional secured debt] hereby:

(a) represents that the New Representative has been authorized to become a party to the Intercreditor Agreement on behalf of the [ABL Secured Parties under an ABL Substitute Facility][Indenture Priority Lien Secured Parties under the Noteholder Substitute Facility][Additional Priority Lien Secured Parties under the Additional Priority Lien Debt Facility][Subordinated Lien Secured Parties under the Subordinated Lien Documents] as [an ABL Agent under an ABL Substitute Facility] [a Noteholder Collateral Trustee under a Noteholder Substitute Facility] [a Secured Debt Representative] under the Intercreditor Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Intercreditor Agreement as fully as if the undersigned had executed and delivered the Intercreditor Agreement as of the date thereof; and

(b) agrees that its address for receiving notices pursuant to the Intercreditor Agreement shall be as follows:

[Address];

2. Lien Sharing and Priority Confirmation.

[Option A: to be used if Additional Debt constitutes ABL Debt] The undersigned New Representative, on behalf of itself and each holder of ABL Debt Obligations for which the undersigned is acting as [Administrative Agent] hereby agrees, for the benefit of all Secured Parties and each future Secured Debt Representative, and as a condition to being treated as ABL Debt Obligations under the Intercreditor Agreement, that the New Representative is bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of ABL Liens. [or]

[Option B: to be used if Additional Debt constitutes a Series of Priority Lien Debt] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Priority Lien Debt [that constitutes Noteholder Substitute Facility] for which the undersigned is acting as [Secured Debt Representative][Noteholder Collateral Trustee] hereby agrees, for the benefit of all Secured Parties and each future Secured Debt Representative, and as a condition to being treated as Secured Debt under the Intercreditor Agreement, that:

(a) all Priority Lien Obligations will be and are secured Equally and Ratably by all Priority Liens at any time granted by the Issuers or any other Grantor to secure any Obligations in respect of such Series of Priority Lien Debt, whether or not upon property otherwise constituting Collateral for such Series of Priority Lien Debt, and that all such Priority Liens will be enforceable by the Noteholder Collateral Trustee with respect to such Series of Priority Lien Debt for the benefit of all holders of Priority Lien Obligations Equally and Ratably;

(b) the New Representative and each holder of Obligations in respect of the Series of Priority Lien Debt for which the undersigned is acting as [Secured Debt Representative] are bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Priority Liens and the order of application of proceeds from enforcement of Priority Liens; and

(c) the New Representative and each holder of Obligations in respect of the Series of Priority Lien Debt for which the undersigned is acting as [Secured Debt Representative] appoints the Noteholder Collateral Trustee and consents to the terms of the Intercreditor Agreement and the performance by the Noteholder Collateral Agent of, and directs the Noteholder Collateral Agent to perform, its obligations under the Intercreditor Agreement and the Noteholder Collateral Trust Agreement, together with all such powers as are reasonably incidental thereto. [or]

[Option C: to be used if Additional Debt is constitutes a Series of Subordinated Lien Debt] The undersigned New Representative, on behalf of itself and each holder of Obligations in respect of the Series of Subordinated Lien Debt for which the undersigned is acting as [Secured Debt Representative] hereby agrees, for the benefit of all Secured Parties and each future Secured Debt Representative, and as a condition to being treated as Secured Debt under the Intercreditor Agreement, that:

(a) all Subordinated Lien Obligations will be and are secured Equally and Ratably by all Subordinated Liens at any time granted by the Issuers or any other Grantor to secure any Obligations in respect of such Series of Subordinated Lien Debt, whether or not upon property otherwise constituting Collateral for such Series of Subordinated Lien Debt, and that all such Subordinated Liens will be enforceable by the Noteholder Collateral Trustee for the benefit of all holders of Subordinated Lien Obligations Equally and Ratably;

(b) the New Representative and each holder of Obligations in respect of the Series of Subordinated Lien Debt for which the undersigned is acting as [Secured Debt Representative] are bound by the provisions of the Intercreditor Agreement, including the provisions relating to the ranking of Subordinated Liens and the order of application of proceeds from the enforcement of Subordinated Liens; and

(c) the New Representative and each holder of Obligations in respect of the Series of Subordinated Lien Debt for which the undersigned is acting as [Secured Debt Representative] appoints the Noteholder Collateral Trustee and consents to the terms of the Intercreditor Agreement and the performance by the Noteholder Collateral Agent of, and directs the Noteholder Collateral Agent to perform, their obligations under the Intercreditor Agreement and the Noteholder Collateral Trust Agreement, together with all such powers as are reasonably incidental thereto.

3. Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Intercreditor Agreement will apply with like effect to this Lien Sharing and Priority Confirmation Joinder.

IN WITNESS WHEREOF, the parties hereto have caused this Lien Sharing and Priority Confirmation Joinder to be executed by their respective officers or representatives as of [                            , 20        ].

[insert name of New Representative]

By:
Name:
Title:

The Noteholder Collateral Trustee hereby acknowledges receipt of this Lien Sharing and Priority Confirmation Joinder and agrees to act as Noteholder Collateral Trustee for the New Representative and the holders of the Obligations represented thereby:

_______________________________________,
as Noteholder Collateral Trustee

By:
Name:
Title:

The ABL Agent hereby acknowledges receipt of this Lien Sharing and Priority Confirmation Joinder and agrees to act as ABL Agent for the New Representative and the holders of the Obligations represented thereby:

_______________________________________,
as ABL Agent

By:
Name:
Title:

EXHIBIT C

to Intercreditor Agreement

SECURITY DOCUMENTS

PART A.

List of ABL Security Documents

1.	Security Agreement, dated as of July 2, 2009, among the Grantors party thereto and the ABL Agent, as amended, supplemented, restated, renewed, replaced, restructured or otherwise modified from time to time.

2.	Second Lien Intellectual Property Security Agreement, dated as of July 2, 2009, among the Grantors party thereto and the ABL Agent, as amended, supplemented, restated, renewed, replaced, restructured or otherwise modified from time to time.

3.	Debenture, dated as of July 2, 2009, among the UK Entities and the ABL Agent, as amended, supplemented, restated, renewed, replaced, restructured or otherwise modified from time to time.

4.	Deposit Account Control Agreement, dated as of July 2, 2009, among SCOC, the Noteholder Collateral Trustee, the ABL Agent and Bank of America, N.A., as depository bank, as amended, supplemented, restated, renewed, replaced, restructured or otherwise modified from time to time.

5.	Deposit Account Control and Lockbox Agreement, dated as of July 2, 2009, among SCOC, the ABL Agent, the Noteholder Collateral Trustee, and Bank of America, N.A., as depositary bank, as amended, supplemented, restated, renewed, replaced, restructured or otherwise modified from time to time.

6.	Securities Account Control Agreement, dated as of July 2, 2009, among SCOC, the ABL Security Agent and the Noteholder Collateral Trustee, as amended, supplemented, restated, renewed, replaced, restructured or otherwise modified from time to time.

7.	And all other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security in the Collateral executed and delivered by any of the Grantors on the date hereof in favor of the ABL Agent.

PART B.

List of Indenture Noteholder Security Documents

1.	Security Agreement, dated as of July 2, 2009, among the Grantors party thereto and the Noteholder Collateral Trustee, as amended, supplemented, restated, renewed, replaced, restructured or otherwise modified from time to time.

2.	First Lien Intellectual Property Security Agreement, dated as of July 2, 2009, among the Grantors party thereto and the Noteholder Collateral Trustee, as amended, supplemented, restated, renewed, replaced, restructured or otherwise modified from time to time in accordance with each applicable Secured Document.

3.	Debenture, dated as of July 2, 2009, among the UK Entities and the Collateral Trustee, as amended, supplemented, restated, renewed, replaced, restructured or otherwise modified from time to time.

4.	Deposit Account Control Agreement, dated as of July 2, 2009, among SCOC, the Noteholder Collateral Trustee, the ABL Agent and Bank of America, N.A., as depository bank, as amended, supplemented, restated, renewed, replaced, restructured or otherwise modified from time to time.

5.	Deposit Account Control and Lockbox Agreement, dated as of July 2, 2009, among SCOC, the ABL Agent, the Noteholder Collateral Trustee, and Bank of America, N.A., as depositary bank, as amended, supplemented, restated, renewed, replaced, restructured or otherwise modified from time to time.

6.	Securities Account Control Agreement, dated as of July 2, 2009, among SCOC, the ABL Security Agent and the Noteholder Collateral Trustee, as amended, supplemented, restated, renewed, replaced, restructured or otherwise modified from time to time.

7.	And all other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security in the Collateral executed and delivered by any of the Grantors on the date hereof in favor of the Noteholder Collateral Trustee.